UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): February 16, 2024

SHARPLINK GAMING, INC.

(Exact name of registrant as specified in charter)

Delaware	001-41962	87-4752260
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Washington Avenue North, Suite 104

Minneapolis, Minnesota 55402

(Address of Principal Executive Offices) (Zip Code)

612-293-0619

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SBET	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS, APPOINTMENT OF PRINCIPAL OFFICERS.

(b) Departure of Director

On February 16, 2024, the Board of Directors (the “Board”) of SharpLink Gaming, Inc. (“SharpLink” or the “Company”) accepted the resignation of Adrienne Anderson as a director on the Board, as Chairperson of the Audit Committee and as a member of the Compensation Committee, effective immediately. The resignation of Ms. Anderson was not the result of any disagreement with the Company, its management, the Board or any committee of the Board.

In connection with Ms. Anderson resigning as Chairperson of the Audit Committee, the Board has appointed current Board member, Leslie Bernhard, as the Audit Committee’s new Chair. The Board has assessed and determined that Ms. Bernhard qualifies as a financial expert, as defined by prevailing rules of the Nasdaq Stock Market and U.S. Securities and Exchange Commission.

(d) Election of Directors

On February 16, 2024, the Board approved the appointment of Robert Gutkowski as a new member of the Board, effective February 16, 2024, to fill the vacancy resulting from Ms. Anderson’s departure. The Board assessed the independence of Mr. Gutkowski as defined by the independence standards under Nasdaq rules and has determined that he is independent. Mr. Gutkowski will serve as a director until SharpLink’s 2024 Annual Meeting of Stockholders and until his successor is elected and qualified or until the earlier of his death, resignation or removal. In addition, Mr. Gutkowski will serve as a member of the Audit Committee and the Compensation Committee.

In connection with his appointment, SharpLink entered into a director agreement and a Confidentiality Agreement with Mr. Gutkowski. Mr. Gutkowski is not a party to any transaction with SharpLink that would require disclosure under Item 404(a) of Regulation S-K, and there are no arrangements or understandings between Mr. Gutkowski and any other persons pursuant to which he was selected to serve as a director.

Pursuant to the director agreement between SharpLink and Mr. Gutkowski, Mr. Gutkowski will receive an annual retainer of $30,000 paid in equal quarterly amounts as his compensation for serving as a director of the Board, and an annual retainer of $10,000 paid in equal quarterly amounts for serving as a member of the Audit Committee and the Compensation Committee. In addition, pursuant to the Company’s 2023 Equity Incentive Plan (the “Plan”), he was granted 40,000 restricted stock units (“RSUs”) which shall vest in equal quarterly installments in 2024, or on March 31, 2024, June 30, 2024, September 30, 2024 and December 31, 2024, subject to his continued service as a director through each applicable vesting date. Pursuant to the Confidentiality Agreement between SharpLink and Mr. Gutkowski, Mr. Gutkowski agreed to not disclose and to maintain the confidentiality of the confidential information shared by SharpLink with board members in order to permit him to carry out his responsibilities as a director.

The description of the director agreement and Confidentiality Agreement with Mr. Gutkowski contained herein does not purport to be complete and is qualified in its entirety by reference to the full text of the agreements which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated by reference herein.

Biography of Mr. Robert Gutkowski

Over a career spanning more than five decades, Mr. Gutkowski has proven to be a significant asset builder in the sports, entertainment and media industries. Among his key achievements was the landmark New York Yankees-Madison Square Garden Network (“MSG Network”) $486 million cable distribution deal. This transaction forever changed the sports economic landscape, increased the value of the MSG Network by nearly 2,000%, and enabled the Yankees to dominate Major League Baseball media during the past two decades. In addition, Mr. Gutkowski was the original architect behind radio entrepreneur Bob Sillerman’s roll-up of regional, independent concert promoters, which created SFX Entertainment, Inc. (“SFX”) - the first nationwide, vertically-integrated, concert promotion company. SFX transformed the multi-billion dollar live music concert industry. Mr. Gutkowski, a friend and advisor to George Steinbrenner, was the architect for the New York Yankees creation of their own regional sports network, which ultimately became the YES Network.

From October 2014 through the present, Mr. Gutkowski has led RMG Sports Ventures LLC, a company he founded, to originate and advise private equity and other institutional capital on investments in sports, entertainment and media. Mr. Gutkowski recently co-originated the acquisition of True Temper Sports (the largest producer of golf shafts in the world) for Lincolnshire Management and made a substantial investment alongside Lincolnshire in True Temper Sports.

In December 1991, Mr. Gutkowski was named President of MSG Network, where he was responsible for the operations of the New York Knicks basketball team, the New York Rangers hockey team - which won the 1994 Stanley Cup Championship, MSG Communications - including the MSG Network, the nation’s largest regional cable network, MSG Entertainment, and the MSG Facilities Group - which operated The Garden Arena and The Paramount Theater. Mr. Gutkowski joined MSG Network in 1985 and held various senior executive positions, including President of the MSG Network. Under his leadership, the subscriber base of the MSG Network, the oldest and largest regional sports network in the country, more than doubled to 5.1 million subscribers. The Yankees, together with the New York Knicks and the New York Rangers, became the foundations of MSG Network’s year-round operation. In 1993 and 1994, MSG Network was the most active building in the country in bookings and revenues and was named “Arena of the Year” by Pollstar Magazine.

In 1996, Mr. Gutkowski founded The Marquee Group, a worldwide sports and entertainment firm that managed, produced and marketed sports and entertainment events, as well as provided representation for athletes, entertainers and broadcasters. The Marquee Group, which became a public company in 1996, acquired many related companies, including Athletes and Artists, Sports Marketing and Television International, QBQ Entertainment, Tollin-Robbins Productions, Park Associates, Alphabet City Records, Cambridge Golf and ProServ, before being acquired by SFX in 1999 for over $100 million.

Mr. Gutkowski is a graduate of Hofstra University, where he earned a Bachelor of Business Administration degree.

(e) Compensatory Arrangements of Certain Officers

On February 16, 2024, the Board approved and adopted the Company’s 2024 Executive Compensation Plan, which describes SharpLink’s compensation philosophy and policies as applicable to the named executive officers for 2024, and explains the structure and rationale associated with each material element of the executives’ compensation.

The preceding summary of the 2024 Executive Compensation Plan is qualified in its entirety by reference to the full text of such plan, a copy of which is attached as Exhibit 10.3 hereto and incorporated herein by reference.

In accordance with the 2024 Executive Compensation Plan, on February 16, 2024, the Board approved, and the Company entered into, executive employment agreements with Rob Phythian, its Chairman and Chief Executive Officer, and with Robert DeLucia, its Chief Financial Officer, effective as of February 14, 2024.

Phythian Employment Agreement

Mr. Phythian’s employment agreement (the “Phythian Agreement”) provides for an annual base salary of $285,000 (“Phythian Base Salary”) and an annual performance-based cash bonus up to 42.5% of the annual base salary, as determined and approved by the Compensation Committee. In addition, the Company shall directly pay or reimburse Mr. Phythian up to $10,000 annually for the following: i) premiums of a term life insurance policy and ii) if elected, executive health exams not covered by the Company’s prevailing benefits plan. In addition, the Company shall directly pay or reimburse Mr. Phythian up to $12,000 annually for payment of country club annual dues. Mr. Phythian was also granted 100,000 RSUs pursuant to the Plan, which shall vest in equal increments on March 31, 2024, June 30, 2024, September 30, 2024 and December 31, 2024. Mr. Phythian shall be eligible to be granted additional equity awards in accordance with the Company’s policies as in effect from time to time, as recommended and approved by the Compensation Committee.

The Phythian Agreement is for an initial term of two years (“Phythian Initial Term”), subject to earlier termination, and will be automatically extended for successive one-year periods unless either party gives written notice of termination at least 120 days in advance of the expiration of the Phythian Initial Term or the then-current term, as applicable.

The Phythian Agreement provides that if Mr. Phythian is terminated by the Company without cause or if he terminates his employment for good reason, he will be entitled to: i) continuation of the Phythian Base Salary at the rate in effect immediately prior to the termination date for 12 months following the termination date paid accordance with the Company’s normal payroll practices, but no less frequently than monthly; and ii) if Mr. Phythian elects to continue group health coverage under any Company group health plan pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), the Company shall reimburse Mr. Phythian for a portion of his COBRA premiums, such that his unreimbursed cost of COBRA premiums does not exceed the cost to Mr. Phythian of such health plan premiums immediately prior to termination, for a period of up to one year after his termination (or until he is no longer eligible for COBRA continuation, if earlier). In addition, Mr. Phythian shall be entitled to severance, payable in a lump sum equal to 100% of the Phythian Base Salary.

If employment is terminated by the Company for cause or by Mr. Phythian for other than good reason, Mr. Phythian will be entitled only to the accrued salary and bonus obligations through the date of termination.

The foregoing description of the Phythian Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of that agreement, a copy of which is attached as Exhibit 10.4 to and made a part of this Current Report on Form 8-K and is incorporated by reference herein.

DeLucia Employment Agreement

Mr. DeLucia’s employment agreement (the “DeLucia Agreement”) provides for an annual base salary of $230,000 (“DeLucia Base Salary”) and an annual performance-based cash bonus up to 40% of his annual base salary, as determined and approved by the Compensation Committee. In addition, the Company shall directly pay or reimburse Mr. DeLucia up to $10,000 annually for the following: i) for the premiums of a term life insurance policy and, ii) if elected, executive health exams not covered by the Company’s prevailing benefits plan. In addition, Mr. DeLucia was granted 80,000 RSUs pursuant to the Plan, which shall vest in equal increments on March 31, 2024, June 30, 2024, September 30, 2024 and December 31, 2024. Mr. DeLucia shall be eligible to be granted additional equity awards in accordance with the Company’s policies as in effect from time to time, as recommended and approved by the Compensation Committee.

The DeLucia Agreement is for an initial term of two years (“DeLucia Initial Term”), subject to earlier termination, and will be automatically extended for successive one-year periods unless either party gives written notice of termination at least 120 days in advance of the expiration of the DeLucia Initial Term or the then-current term, as applicable.

The DeLucia Agreement provides that if Mr. DeLucia is terminated by the Company without cause or if he terminates his employment for good reason, he will be entitled to: i) continuation of the DeLucia Base Salary at the rate in effect immediately prior to the termination date for 12 months following the termination date paid accordance with the Company’s normal payroll practices, but no less frequently than monthly; and ii) if Mr. DeLucia elects to continue group health coverage under any Company group health plan pursuant to the COBRA, the Company shall reimburse Mr. DeLucia for a portion of his COBRA premiums, such that his unreimbursed cost of COBRA premiums does not exceed the cost to Mr. DeLucia of such health plan premiums immediately prior to termination, for a period of up to one year after his termination (or until he is no longer eligible for COBRA continuation, if earlier). In addition, Mr. DeLucia shall be entitled to severance, payable in a lump sum equal to 100% of the DeLucia Base Salary.

If employment is terminated by the Company for cause or by Mr. DeLucia for other than good reason, the executive will be entitled only to the accrued salary and bonus obligations through the date of termination.

The foregoing description of the DeLucia Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of that agreement, a copy of which is attached as Exhibit 10.5 to and made a part of this Current Report on Form 8-K and is incorporated by reference herein.

ITEM 7.01	REGULATION FD DISCLOSURE.

On February 21, 2024, SharpLink issued a press release relating to the Board changes. A copy of the press release is furnished as Exhibit 99.1.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit Number	Description

10.1	Director Agreement with Robert Gutkowski, dated February 16, 2024

10.2	Confidentiality Agreement with Robert Gutkowski, dated February 16, 2024

10.3	2024 Executive Compensation Plan, adopted February 16, 2024

10.4	Employment Agreement with Rob Phythian, dated February 16, 2024

10.5	Employment Agreement with Robert DeLucia, dated February 16, 2024

99.1	Press Release titled “SharpLink Gaming Announces Board and Audit Committee Changes,” dated February 21, 2024

104	Cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHARPLINK GAMING, INC.

	By:	/s/ Rob Phythian
	Name:	Rob Phythian
	Title:	Chief Executive Officer
Dated: February 21, 2024